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Exhibit 10.32

MR JEFFREY T. OBOURN

EMPLOYMENT AND CONFIDENTIALITY AGREEMENT

        This Employment Agreement (this "Agreement") is made between TIPPERARY CORPORATION, a Texas Corporation, with its principal place of business at 633 Seventeenth Street, Suite 1550, Denver, Colorado 80202 (the "Company") and Jeffrey T. Obourn, residing at 5585 Cherryville Way, Greenwood Village, Colorado 80121 ("Executive").

        WHEREAS, the Executive and the Company desire and agree to formalize an employment relationship between them by means of this Agreement.

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and between the parties as follows:

        1.     EMPLOYMENT. The Company hereby employs the Executive and the Executive hereby accepts employment in the position of Senior Vice President.

        2.     BASIC COMPENSATION AND BENEFITS. For the services rendered by the Executive to the Company, the Company shall pay the Executive a salary at the rate of $150,000 per year to be paid to the Executive in equal installments in accordance with the normal payroll policies of the Company (the "Basic Compensation") or as otherwise shall be agreed upon from time to time by the parties hereto. In addition, the Executive shall be entitled to any benefits and permitted to participate in any benefit plans, including without limitation any health care plans and paid vacation and sick leave, that the Company provides to its executives generally.

        3.     BONUSES. In addition to the Basic Compensation, and at the recommendation of the Compensation Committee and upon approval by the Board of Directors of the Company, the Executive may also receive additional compensation in the form of bonuses ("Bonuses") at times and in amounts to be determined by the Company's Chief Executive Officer based upon corporate and individual performance.

        4.     AUTOMOBILE. The Company shall provide the Executive with the use of an automobile of the Executive's choice, provided that the monthly lease payment shall not exceed $700. The Company shall pay all reasonable expenses of operation of the automobile, including insurance and maintenance and repairs.

        5.     CLUB MEMBERSHIP. The Executive will be entitled to join a Hunting/Fishing Club suitable for business entertainment from time to time. The Company will pay the Club membership fee, annual dues and all appropriate business entertainment expenses up to $10,000 per year.

        6.     DENVER OFFICE. The Executive shall office in Denver, Colorado.

        7.     TERM. This Agreement shall commence on the date hereof, and shall remain in effect for a period of three (3) years (the "Employment Term"), unless employment is terminated in accordance with Section 8 or 9 hereunder.

TERMINATION WITHOUT COMPENSATION.

          8.1   Total Disability. If the Executive become "totally disabled", as defined below, the Company may terminate this Agreement by notice to the Executive, and as of the termination date, the Company shall have no further liability or obligation to the Executive hereunder except as follows: the Executive shall receive any unpaid Basic Compensation and Bonuses, if any, that have accrued through the date of termination. For the purposes hereof, the Executive shall be deemed to be "totally disabled" if the Executive is considered totally disabled according to the definition under any group disability plan maintained by the Company and in effect at the time of termination, or in the absence of any plan, under applicable Social Security regulations. In the event of any dispute under the Section 7.1, the Executive shall submit to a physical examination by a licensed physician mutually satisfactory to the Company and the Executive, the cost of such examination to be paid by the Company, and the determination of such physician shall be determinative.

          8.2   Death. If the Executive dies during employment with the Company, this Agreement shall terminate on the date of death, and thereafter the Company shall not have any further liability or obligation to the Executive, his executors, administrators, heirs, assigns or any other person claiming under or through the Executive's estate except that the Executive's estate shall receive any unpaid Basic Compensation and Bonuses, if any, that have accrued through the date of death.

          8.3   Cause. The Company may terminate the Employment Term for "cause", as defined herein below, by giving the Executive 15 days notice of the termination date, and as of the termination date, the Company shall have no further liability or obligation to the Executive hereunder except the Executive shall receive any unpaid Basic Compensation and Bonuses, if any, that have accrued through the date of termination, less any liabilities that the Executive may have to the Company. For purposes of the Agreement, "cause", shall mean the Executive's (i) failure to observe or perform any of the material terms or provisions of this Agreement, (ii) failure to comply fully with the lawful directives of the Chief Executive Officer, (iii) disclosure or use of any confidential information of the Company, (iv) participation directly or indirectly or providing information which results in competition with the Company, (v) deception, (vi) willful misconduct, (vii) material neglect of the Company's business, (viii) conviction of a felony or other crime involving moral turpitude, (ix) misappropriation of funds, or (x) habitual insobriety.

        8.     TERMINATION WITH COMPENSATION.

        The Company shall have the right to terminate the Agreement without cause any time by giving the Executive one year's notice of the termination date. Under such circumstances, the Company shall pay any unpaid Basic Compensation and Bonuses, if any, that have accrued through the date of termination, and shall continue to pay to the Executive the Basic Compensation which accrues for one year following the termination date (the "Termination Compensation"), and the Company shall have no other liability or obligation to the Executive. The Executive shall not be entitled to any Termination Compensation unless the Executive executes and delivers to the Company a release, in a form satisfactory to the Company, whereby the Executive releases the Company from any obligations and liabilities of any type with exception to the Termination Compensation as provided herein. The Termination Compensation shall be provided in consideration for the above-specified release.

        9.     DUTIES AND EXTENT OF SERVICES. The Executive shall, on a full time basis, devote his entire business efforts to the Company, as Senior Vice President, and shall perform in a timely and professional manner acceptable to the Chief Executive Officer, those tasks assigned by the Chief Executive Officer in conjunction with such position; provided, however, that the Executive may engage in personal investment activities so long as such activities do not interfere with the performance of his duties to the Company herein. Any investment in oil and gas properties other than those owned prior to employment with the Company must be pre-approved by the Chief Executive Officer.

        10.   OWNERSHIP. The Executive agrees that all developments made and developments and works created by the Executive or under the Executive's direction in connection with the Company's assignments are works for hire and shall be the sole and complete property of the Company.

        11.   NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

          12.1 Nondisclosure. During the term of employment and forever thereafter, the Executive agrees to keep confidential all information provided by the Company, its executives, directors, agents, or any other person or entity, excepting only such information as is already known to the public, and including any such information and material relating to any customer, vendor, licensor, licensee, or other party transacting business with the Company, and not to release, use, or disclose the same except with the prior written permission of the Company.

    The Executive further agrees to consider all information or products with which the Executive becomes familiar as an Executive of the Company to be confidential and the exclusive property of the Company which will not be converted or disclosed to anyone for any purpose whatsoever. All records, files, memorandums, reports, price lists, customer lists, maps, plans, sketches, documents and the like, relating to the business of the Company, which the Executive shall use or prepare or come into contact with, shall remain the sole property of the Company. A breach of this Section 12.1 shall give rise to "cause" under which the Executive may be terminated under Section 8.3.

          12.2 Possession. The Executive agrees that, upon request by the Company, and in any event upon termination of employment, the Executive shall turn over to the Company all documents, papers, or other material in his possession or under his control which may contain or be derived from confidential information, together with all documents, notes, or other work product which is connected with or derived from the Executive's services to the Company whether or not such material is at the date hereof in the Executive's possession. The Executive agrees that the Executive shall have no proprietary interest in any work product developed or used by the Executive and arising out of his employment by the Company. A breach of this section 12.2 shall give rise to "cause" under which the Executive may be terminated under Section 8.3.

          12.3 Survival of Covenant. The undertakings of the Section 12 of this Agreement shall survive the termination or cancellation of the Agreement or of the Executive's employment.

        12.   COVENANT NOT TO COMPETE. For a period of 12 months from the date of any termination of the Executive's employment with the Company, the Executive shall not, directly or indirectly, accept employment with or render any services to any business engaged in the exploration for or production of oil and gas in Queensland Australia, form an association which is directly competitive with the Company, or form an association with or employ or offer to employ in a business directly competitive with the Company, anyone who is or has been a director, officer, shareholder, employee or Executive of the Company.

        The Executive acknowledges that the restrictions imposed by this Agreement are fully understood by him and will not preclude the Executive from becoming gainfully employed following a termination of employment with the Company.

        13.   REMEDIES. The Executive agrees that this Agreement is intended to protect and preserve legitimate business interests of the Company. It is further agreed that any breach of this Agreement may render irreparable harm to the Company. In the event of a breach by the Executive, the Company shall have available to it all remedies provided by law, including, but not limited to, permanent injunctive relief to restrain the Executive from violating this Agreement. The Company shall also be entitled to commence legal action against the Executive for any breach of any confidentiality agreement and/or confidentiality programs in effect at any time between the Executive and the Company. Notwithstanding any legal remedies available to the Company as a result of a breach of this Agreement, in the event of a breach by the Executive, the Company shall immediately be entitled to withhold and avoid payment of any sums of money or other benefits than due or that become due under this or any other Agreement between the Executive and the Company.

        14.   GENERAL PROVISIONS.

          15.1 No Waiver. The failure of the Company to terminate this Agreement for the breach of any condition or covenant herein by the Executive shall not affect the Company's right to terminate for subsequent breaches of the same or other conditions or covenants. The failure of either party to enforce at any time or for any period of time any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of the party thereafter to enforce each and every such provision.

          15.2 Notices. All notices and other required communications to the parties shall be in writing and shall be addressed respectively as follows, unless and until directed otherwise in writing:-

      If to Company

      Mr D L Bradshaw
      Chairman, CEO and President
      Tipperary Corporation
      633 Seventeenth Street Suite 1550
      Denver, Colorado 80202

      Tel: (303) 293-9379
      Fax: (303) 292-3428

      If to Executive

      Jeffrey T. Obourn
      5585 Cherryville Way
      Greenwood Village, Colorado 80121

      Tel: (303) 806-0377
      Fax: (303) 979-6578

          15.3 Entire Contract and Facsimile Execution. This Agreement shall constitute the entire contract between the parties and supercedes all existing agreements between them, whether oral or written, with respect to the subject matter hereof. No change, modification or amendment of this Agreement shall be of any effect unless in writing signed by the Executive and by the Chief Executive Officer of the Company.

          15.4 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Colorado without regard to principles of conflicts of laws.

          15.5 Severability. Should any provision of this Agreement not be enforceable in any jurisdiction, the remainder of the Agreement shall not be affected thereby.

          15.6 Captions. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof.

          15.7 Attorney Fees. In the event of a dispute between the parties that results in litigation or arbitration regarding this Agreement, the prevailing party, as determined by the finder of fact, shall be entitled to an award of reasonable attorney fees.

          15.8 Further Assurances. Without further consideration, each party agrees to take such further acts and execute such further documents as are necessary or appropriate to effectuate the purpose and intent of this Agreement.

          15.9 Duration. This Agreement shall continue to bind the parties for as long as any obligations remain under the terms of this contract.

        IN WITNESS WHEREOF, the parties hereto have signed this Agreement on this 17th day of January, 2002.

EXECUTIVE:
/s/ JEFFREY T. OBOURN
TIPPERARY CORPORATION
By:	/s/ DAVID L. BRADSHAW David L. Bradshaw Chief Executive Officer

AMENDMENT TO
EMPLOYMENT AGREEMENT
OF JEFFREY T. OBOURN

        This Amendment to Employment Agreement (this "Amendment") is made this 6th day of January 2005 between Tipperary Corporation, a Texas Corporation (the "Company"), and Jeffrey T. Obourn ("Executive"), with respect to that certain Employment and Confidentiality Agreement, dated January 17, 2002 (the "Employment Agreement"), between the parties to this Amendment.

        Capitalized terms not otherwise defined herein shall have the meanings set forth in the Employment Agreement.

        WHEREAS, the Executive and the Company desire to extend the term of the Employment Agreement by one year;

        NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, it is mutually covenanted and agreed by the parties as follows:

        15.   Extension Of Term. The period of three years during which the Employment Agreement was to remain in effect, commencing on the date thereof, as set forth in Section 7 therein, is hereby extended by one year, such that the Employment Agreement will terminate on January 16, 2006.

        16.   Provisions of Employment Agreement Otherwise Remain in Effect. Except for the amendment set forth in Section 1 hereof, the provisions of the Employment Agreement shall remain in full force and effect, and the parties hereto agree to continue to observe their respective obligations as set forth therein during said additional one-year period.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

EXECUTIVE:	THE COMPANY:
TIPPERARY CORPORATION
/s/ JEFFREY T. OBOURN Jeffrey T. Obourn	By:	/s/ DAVID L. BRADSHAW David L. Bradshaw, President, Chief Executive Officer and Chairman of the Board

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MR JEFFREY T. OBOURN EMPLOYMENT AND CONFIDENTIALITY AGREEMENT